Exhibit 99.1

Armata Pharmaceuticals Achieves Key Progress Across Clinical, Regulatory and Manufacturing Activities
Supporting Planned Phase 3 Initiation of AP-SA02

FDA submissions address all feedback on clinical, CMC, and regulatory topics from the End-of-Phase 2 meeting

Four AP-SA02 engineering runs completed; clinical trial material production is the next planned manufacturing step

Phase 3 superiority study remains on track to initiate in the second half of 2026

LOS ANGELES, Calif., July 20, 2026 - Armata Pharmaceuticals, Inc. (NYSE American: ARMP) (“Armata” or the “Company”), a late clinical-stage biotechnology company focused on the development of high-purity, pathogen-specific bacteriophage therapeutics for the treatment of antibiotic-resistant and difficult-to-treat bacterial infections, today announced significant clinical, regulatory, manufacturing and operational progress supporting advancement of AP-SA02, the Company’s intravenously administered Staphylococcus aureus (“S. aureus”) multi-phage product candidate, toward a planned Phase 3 superiority study for adjunct treatment of complicated bacteremia caused by methicillin-sensitive S. aureus (“MSSA”) or methicillin-resistant S. aureus (“MRSA”).

Recent milestones include submission of the complete Phase 3 protocol and comprehensive responses to all comments received from the U.S. Food and Drug Administration (“FDA”) following the Company’s End-of-Phase 2 (EOP2) meeting, and completion of key manufacturing activities supporting Phase 3 readiness. Collectively, these milestones support the Company’s planned initiation of its pivotal Phase 3 superiority study in the second half of 2026, designed to support a future Biologics License Application (“BLA”) for AP-SA02.

Recent Regulatory and Operational Progress

•	Submitted the complete Phase 3 superiority protocol to the FDA for AP-SA02, incorporating all comments received in the End-of-Phase 2 (“EOP2”) meeting written response.
•	Submitted complete responses to all FDA comments on clinical, Chemistry, Manufacturing, and Controls, (“CMC”) and regulatory topics raised in the EOP2 meeting written response.
•	Completed four engineering runs of AP-SA02 at the Company’s in-house cGMP manufacturing facility in Los Angeles, CA. Production of clinical trial material to support the planned Phase 3 clinical study is the next planned manufacturing step.

Department of Defense (DoD) Award

The $2.5 million announced on June 23, 2026 is a continuation of the previously announced award from the U.S. Department of Defense (“DoD”) i bringing total funding received to date under this award to $28.7 million. These additional $2.5 million funds are intended to support activities related to Armata’s continued preparation and readiness for its planned Phase 3 clinical study. The Company is in close communication with its partners at the DoD regarding potential new support, including for the execution of the planned Phase 3 clinical study.

Separate from the existing or any new DoD award, the Company continues to pursue and evaluate other funding pathways to support the execution of the planned Phase 3 clinical study.

“Advancing AP-SA02 into a Phase 3 superiority study in complicated S. aureus bacteremia remains our top priority,” said Dr. Deborah Birx, Chief Executive Officer of Armata. “These submissions move us closer to that goal, and we are focused on initiating a rigorously designed and operationally efficient study to support a future Biologics License Application and potential registration.”

Executive Leadership Update

Armata also announced the promotion of David House to Chief Financial Officer. Mr. House has served as the Company’s Senior Vice President, Finance and Principal Financial Officer since August 2024. The appointment ensures Armata has the right financial leadership in place to execute on its strategy and advance its clinical programs through late-stage development.

i Department of Defense (DoD) award received through the Medical Technology Enterprise Consortium (MTEC) and managed by the Naval Medical Research Command (NMRC) – Naval Advanced Medical Development (NAMD) with funding from the Defense Health Agency and Joint Warfighter Medical Research Program.

About AP-SA02

Armata is developing AP-SA02, a fixed multi-phage cocktail, for the adjunct treatment of complicated Staphylococcus aureus bacteremia caused by methicillin-sensitive S. aureus (MSSA) or methicillin-resistant S. aureus (MRSA). AP-SA02 has received Qualified Infectious Disease Product (QIDP), and Fast Track designations from the FDA. The diSArm study (NCT05184764) was a Phase 1b/2a, multicenter, randomized, double-blind, placebo-controlled, multiple ascending dose escalation study of the safety, tolerability, and efficacy of intravenous AP-SA02 in addition to best available antibiotic therapy (“BAT”) compared to BAT alone (placebo) for the treatment of adults with complicated S. aureus bacteremia. Positive results from the Phase 2a diSArm study were highlighted in a late-breaking oral presentation at IDWeek 2025™ in October 2025. The Company plans to advance AP-SA02 into a Phase 3 superiority study in complicated S. aureus bacteremia, anticipated to initiate in the second half of 2026.

About Armata Pharmaceuticals, Inc.

Armata is a late clinical-stage biotechnology company focused on the development of high-purity pathogen-specific bacteriophage therapeutics for the treatment of antibiotic-resistant and difficult-to-treat bacterial infections using its proprietary bacteriophage-based technology. Armata is developing and advancing a broad pipeline of natural and synthetic phage candidates, including clinical candidates for Pseudomonas aeruginosa, S. aureus, and other important pathogens. Armata is committed to advancing phage therapy with drug development expertise that spans bench to clinic including in-house phage-specific current Good Manufacturing Practices (“cGMP”) manufacturing to support full commercialization.

Forward Looking Statements

This communication contains “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995. These statements relate to future events, results or to Armata’s future financial performance and involve known and unknown risks, uncertainties and other factors which may cause Armata’s actual results, performance or events to be materially different from any future results, performance or events expressed or implied by the forward-looking statements. In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions. These forward-looking statements reflect management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this communication and are subject to risks and uncertainties including risks related to Armata’s development of bacteriophage-based therapies; Armata’s planned clinical trials; ability to staff and maintain its production facilities under fully compliant cGMP; ability to meet anticipated milestones in the development and testing of the relevant product; ability to be a leader in the development of phage-based therapeutics; ability to achieve its vision, including improvements through engineering and success of clinical trials; ability to successfully complete preclinical and clinical development of, and obtain regulatory approval of its product candidates and commercialize any approved products on its expected timeframes or at all; and Armata’s estimates regarding anticipated operating losses, capital requirements and needs for additional funds. Additional risks and uncertainties relating to Armata and its business can be found under the caption “Risk Factors” and elsewhere in Armata’s filings and reports with the U.S. Securities and Exchange Commission (the “SEC”), including in Armata’s Annual Report on Form 10-K, filed with the SEC on March 25, 2026, and in its subsequent filings with the SEC.

Armata expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Armata’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Media Contacts:

At Armata:

Pierre Kyme

ir@armatapharma.com

310-665-2928

Investor Relations:

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com

212-915-2569